Exhibit 4

The following are each of the executive officers and directors of GIC and their respective address, occupation and citizenship:

Name	Address	Principal Occupation	Citizenship
Lee Hsien Loong	Senior Minister’s Office Istana Annexe Singapore 238823	Senior Minister	Singapore Citizen

Lawrence Wong	Prime Minister’s Office Istana Annexe Singapore 238823	Prime Minister and Minister for Finance	Singapore Citizen

Gan Kim Yong	Deputy Prime Minister’s Office Istana Annexe Singapore 238823	Deputy Prime Minister and Minister for Trade and Industry	Singapore Citizen

Heng Swee Keat	1 Create Way, #12-02 Create Tower, Singapore 138602	Chairman, National Research Foundation	Singapore Citizen

Lim Hng Kiang	Ministry of Trade & Industry 100 High Street #09-01 The Treasury Singapore 179434	Special Advisor to Ministry of Trade & Industry	Singapore Citizen

Ang Kong Hua	168 Robinson Road #37-01 Capital Tower Singapore 068912	Former Chairman, Sembcorp Industries Ltd	Singapore Citizen

Peter Seah Lim Huat	12 Marina Boulevard Marina Bay Financial Centre Tower 3, Level 45 Singapore 018982	Chairman, DBS Group Holdings Ltd	Singapore Citizen

Hsieh Fu Hua	National University of Singapore University Hall, Lee Kong Chian Wing 21 Lower Kent Ridge Road #UHL-06-01 Singapore 119077	Co-Founder and Advisor, PrimePartners Group	Singapore Citizen

Loh Boon Chye	2 Shenton Way #02-02 SGX Centre 1 Singapore 068804	Chief Executive Officer, Singapore Exchange (SGX Group)	Singapore Citizen

Gautam Banerjee	Level 32, Marina Bay Financial Centre Tower 1 8 Marina Boulevard Singapore 018981	Senior Managing Director and Chairman, Blackstone Singapore	Singapore Citizen

Koh Boon Hwee	168 Robinson Road #37-01 Capital Tower Singapore 068912	Chairman, Singapore Exchange (SGX Group)	Singapore Citizen

Seck Wai Kwong	168 Robinson Road #37-01 Capital Tower Singapore 068912	Member, Public Service Commission	Singapore Citizen

Jeanette Wong	168 Robinson Road #37-01 Capital Tower Singapore 068912	Former Group Executive, DBS Bank	Singapore Citizen

Lim Chow Kiat	168 Robinson Road #37-01 Capital Tower Singapore 068912	Chief Executive Officer, GIC	Singapore Citizen

Bryan Yeo	168 Robinson Road #37-01 Capital Tower Singapore 068912	Group Chief Investment Officer and Director, Integrated Strategies Group, GIC	Singapore Citizen

The following are each of the executive officers and directors of GAM and their respective address, occupation, and citizenship:

Name	Address	Principal Occupation	Citizenship
Deanna Ong	168 Robinson Road #37-01 Capital Tower Singapore 06891	Chief People Officer, GIC	Singapore Citizen

Lim Chow Kiat	168 Robinson Road #37-01 Capital Tower Singapore 068912	Director, Chief Executive Officer, GIC	Singapore Citizen

Bryan Yeo	168 Robinson Road #37-01 Capital Tower Singapore 068912	Group Chief Investment Officer and Director, Integrated Strategies Group, GIC	Singapore Citizen

Cheang Weng Seng	168 Robinson Road #37-01 Capital Tower Singapore 068912	Director, Finance Department, GIC	Singapore Citizen

The following are each of the executive officers and directors of Radiance Star and their respective address, occupation, and citizenship:

Name	Address	Principal Occupation	Citizenship
Liew Tzu Mi	168 Robinson Road #37-01 Capital Tower Singapore 06891	Chief Investment Officer, Fixed Income, GIC	Singapore Citizen

Loo Wee Poon	168 Robinson Road #37-01 Capital Tower Singapore 06891	Head, Portfolio Solutions Group, GIC	Singapore Citizen

Lingjun Oscar Chaeng	168 Robinson Road #37-01 Capital Tower Singapore 06891	Head, Corporate Credit	China Citizen